Exhibit 99.1

MURPHY OIL ANNOUNCES RECORD QUARTERLY EARNINGS

EL DORADO, Arkansas, July 27, 2004 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the second quarter of 2004 was a record $349.9 million, $3.75 per diluted share, compared to income of $79.7 million, $.86 per diluted share, in the second quarter of 2003. Net income in the current period included income from discontinued operations of $181.8 million, $1.95 per share, $166.7 million of which was a net gain on sale of most conventional oil and gas assets in Western Canada. Discontinued operations income in the second quarter of 2003 was $7.4 million, $.08 per share. Income from continuing operations in the second quarter of 2004 was also a record $168.1 million, $1.80 per share, compared to $72.3 million, $.78 per share, in the same period of 2003.

For the first six months of 2004, net income totaled $448.1 million, $4.81 per share, compared to $166.8 million, $1.80 per share, for the 2003 period. Income from discontinued operations was $199.3 million, $2.14 per share, in the first half of 2004, while the same period in 2003 totaled $18.6 million, $.20 per share. Continuing operations earned $248.8 million, $2.67 per share, in 2004 and $155.2 million, $1.68 per share, in 2003.

Second Quarter 2004 vs. Second Quarter 2003

Reviewing quarterly results by type of business, the Company’s income contribution from continuing exploration and production operations was $139.8 million in the second quarter of 2004 compared to $80.3 million in the same quarter of 2003. The earnings improvement in 2004 was primarily caused by higher oil and natural gas sales prices and sales volumes. The 2003 period included a $34 million after-tax gain on sale of North Sea properties. The Company’s worldwide crude oil and condensate sales prices averaged $34.14 per barrel for the current quarter compared to $24.60 per barrel in the second quarter of 2003. Total crude oil and gas liquids production from continuing operations was 97,375 barrels per day in the second quarter of 2004 compared to 75,624 barrels per day in the 2003 quarter, with the net increase primarily attributable to production at the Medusa and Habanero fields in deepwater Gulf of Mexico, both of which commenced production in the fourth quarter of 2003, and higher volumes at the West Patricia field in Malaysia due to a full quarter of production in 2004. Production at the West Patricia field commenced in May 2003. Crude oil sales volumes from continuing operations averaged 99,819 barrels per day in the second quarter of 2004 compared to 67,452 barrels per day in the 2003 period. North American natural gas sales prices averaged $6.22 per thousand cubic feet (MCF) in the most recent quarter compared to $5.22 per MCF in the same quarter of 2003. Natural gas sales volumes from continuing operations increased from 112 million cubic feet per day in the second quarter of 2003 to 123 million cubic feet per day in the just completed quarter, primarily due to production from the Medusa and Habanero fields in the Gulf of Mexico. Exploration expenses were $23.2 million in the second quarter of 2004 compared to $28.1 million in the same period of 2003.

The Company’s refining and marketing results generated a profit of $39.5 million in the most recent quarter compared to a profit of $.3 million in the 2003 quarter. The improvement was due to significantly better margins in North America and the United Kingdom in the current quarter. A fire that destroyed the ROSE unit at the Meraux, Louisiana refinery in June 2003 lowered earnings in the second quarter of 2003 by $12.3 million.

The after-tax costs of the corporate functions were $11.2 million in the 2004 quarter compared to $8.3 million in the 2003 quarter. Higher administrative expenses were the primary reasons for increased net costs in 2004.

The Company sold most of its conventional oil and gas assets in Western Canada in the second quarter of 2004 for cash proceeds of $582.7 million, which generated an after-tax gain in discontinued operations of $166.7 million. The operating results of these sold assets have also been reported as discontinued operations for all periods presented.

First Six Months 2004 vs. First Six Months 2003

Income from both the exploration and production and refining and marketing businesses improved significantly in the first half of 2004 compared to the same period in 2003. The Company’s exploration and production continuing operations earned $241 million in the first half of 2004 and $156 million in the same period of 2003. Higher oil and natural gas sales prices and sales volumes in 2004 were the primary reasons for better earnings in this business. Exploration expenses were $72.3 million in 2004 compared to $43.5 million in 2003, with the increase mostly due to higher costs for dry holes in the U.S. deepwater Gulf of Mexico and Malaysia. Crude oil and gas liquids production from continuing operations for the first six months of 2004 averaged 96,255 barrels per day compared to 71,722 barrels per day in 2003. The higher production in 2004 was attributable to start-up of Medusa and Habanero in late 2003 and a full six months of production at West Patricia in Malaysia. Natural gas sales from continuing operations were up from 114 million cubic feet per day in 2003 to 124 million cubic feet per day in 2004. Crude oil and condensate sales prices averaged $32.58 per barrel in the 2004 period compared to $26.28 per barrel in 2003. North American natural gas was sold for $6.05 per MCF in 2004, up from $5.58 in 2003.

The Company’s refining and marketing operations generated a profit of $33.1 million in 2004, but incurred a loss of $3.2 million in 2003. The improved current year result was based on strong margins in both the North American and U.K. businesses in the second quarter of 2004 coupled with $12.3 million of after-tax costs in the 2003 period from a fire at the Meraux refinery.

Corporate after-tax costs were $25.3 million in the first six months of 2004 as compared to a profit of $2.4 million in the 2003 period. The prior year included a benefit on U.S. tax settlements of $20.1 million. Higher net interest and administrative expenses were also components of the higher costs in the 2004 period.

Claiborne P. Deming, President and Chief Executive Officer, commented, “The Company made two significant discoveries in the second quarter of 2004. One of these was the Kakap #1 well (80%) in Block K, Malaysia, where a large oil deposit was encountered approximately six miles from our Kikeh discovery. The other was the Thunderhawk discovery (37.5%) in Mississippi Canyon Block 734 in the Gulf of Mexico. Other successful drilling occurred at the Kenarong well (75%) offshore peninsular Malaysia Block 311. Our downstream operations provided strong income and cash flow contributions in the second quarter, most notably in June when crude oil prices fell back. We opened our 700th gasoline station at Wal-Mart stores on July 21. We currently expect earnings in the third quarter to be in the range of $1.00 to $1.50 per share. Results could vary based on commodity prices, drilling results and timing of oil sales.”

The public is invited to access the Company’s conference call to discuss second quarter 2004 results on Wednesday, July 28, at 11:00 a.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-366-3908. The telephone reservation number for the call is 11003189. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through August 1 by calling 1-800-405-2236.

Summary financial data and operating statistics for the second quarter and first six months of 2004 with comparisons to 2003 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

####

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended June 30, 2004		Three Months Ended June 30, 2003*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$131.7	47.7	49.9	2.8
Canada	148.5	64.5	104.5	35.1
United Kingdom	41.7	15.8	91.4	47.4
Ecuador	13.7	3.8	4.8	.8
Malaysia	43.9	10.6	–	(5.3)
Other	.6	(2.6)	1.6	(.5)

	380.1	139.8	252.2	80.3

Refining and marketing
North America	1,564.1	27.4	866.2	(1.5)
United Kingdom	172.0	12.1	116.1	1.8

	1,736.1	39.5	982.3	.3

	2,116.2	179.3	1,234.5	80.6
Intersegment transfers elimination	(27.6)	–	(12.3)	–

	2,088.6	179.3	1,222.2	80.6
Corporate	7.1	(11.2)	1.2	(8.3)

Revenues/income from continuing operations	2,095.7	168.1	1,223.4	72.3
Discontinued operations, net of taxes	–	181.8	–	7.4

Total revenues/net income	$2,095.7	349.9	1,223.4	79.7

	Six Months Ended June 30, 2004		Six Months Ended June 30, 2003*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$263.0	84.2	100.6	15.6
Canada	291.0	118.1	222.0	79.8
United Kingdom	80.1	29.6	149.6	66.5
Ecuador	30.1	6.7	16.1	6.3
Malaysia	69.5	6.6	–	(10.8)
Other	1.6	(4.2)	2.3	(1.4)

	735.3	241.0	490.6	156.0

Refining and marketing
North America	2,751.9	16.9	1,775.7	(7.9)
United Kingdom	304.8	16.2	238.4	4.7

	3,056.7	33.1	2,014.1	(3.2)

	3,792.0	274.1	2,504.7	152.8
Intersegment transfers elimination	(57.6)	–	(25.3)	–

	3,734.4	274.1	2,479.4	152.8
Corporate	9.4	(25.3)	2.2	2.4

Revenues/income from continuing operations	3,743.8	248.8	2,481.6	155.2
Discontinued operations, net of taxes	–	199.3	–	18.6

Revenues/income before cumulative effect of accounting change	3,743.8	448.1	2,481.6	173.8
Cumulative effect of accounting change, net of taxes	–	–	–	(7.0)

Total revenues/net income	$3,743.8	448.1	2,481.6	166.8

*Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

CONTINUING OIL AND GAS OPERATING RESULTS (Unaudited)

(Millions of dollars)	United States	Canada	United Kingdom	Ecuador	Malaysia	Other	Synthetic Oil – Canada	Total
Three Months Ended June 30, 2004
Oil and gas sales and other revenues	$131.7	109.6	41.7	13.7	43.9	.6	38.9	380.1
Production expenses	21.0	9.0	5.3	5.6	8.4	–	17.8	67.1
Depreciation, depletion and amortization	19.1	23.4	8.2	2.2	8.1	–	2.6	63.6
Accretion of asset retirement obligations	.9	.6	.7	–	–	.1	.1	2.4
Exploration expenses
Dry holes	4.5	(.1)	–	–	4.1	–	–	8.5
Geological and geophysical	2.6	.5	–	–	2.9	.5	–	6.5
Other	2.8	1.4	.2	–	–	.1	–	4.5

	9.9	1.8	.2	–	7.0	.6	–	19.5
Undeveloped lease amortization	3.1	.6	–	–	–	–	–	3.7

Total exploration expenses	13.0	2.4	.2	–	7.0	.6	–	23.2

Selling and general expenses	4.3	3.3	.7	.2	1.1	2.1	.1	11.8
Income tax provisions	25.7	21.0	10.8	1.9	8.7	.4	3.7	72.2

Results of operations (excluding corporate overhead and interest)	$47.7	49.9	15.8	3.8	10.6	(2.6)	14.6	139.8

Three Months Ended June 30, 2003*
Oil and gas sales and other revenues	$49.9	79.1	91.4	4.8	–	1.6	25.4	252.2
Production expenses	8.9	9.0	9.3	2.8	–	–	14.9	44.9
Depreciation, depletion and amortization	9.2	23.6	8.4	1.1	.3	–	2.3	44.9
Accretion of asset retirement obligations	.8	.7	.8	–	.1	.1	.1	2.6
Exploration expenses
Dry holes	16.5	–	–	–	–	(.1)	–	16.4
Geological and geophysical	2.2	(.1)	–	–	3.1	–	–	5.2
Other	1.8	.3	.3	–	.5	–	–	2.9

	20.5	.2	.3	–	3.6	(.1)	–	24.5
Undeveloped lease amortization	2.8	.8	–	–	–	–	–	3.6

Total exploration expenses	23.3	1.0	.3	–	3.6	(.1)	–	28.1

Selling and general expenses	3.3	2.7	.5	.1	1.3	1.6	.2	9.7
Income tax provisions	1.6	12.3	24.7	–	–	.5	2.6	41.7

Results of operations (excluding corporate overhead and interest)	$2.8	29.8	47.4	.8	(5.3)	(.5)	5.3	80.3

Six Months Ended June 30, 2004
Oil and gas sales and other revenues	$263.0	212.7	80.1	30.1	69.5	1.6	78.3	735.3
Production expenses	38.9	18.2	11.7	13.5	11.1	–	37.5	130.9
Depreciation, depletion and amortization	36.0	49.3	15.5	5.1	13.4	–	5.3	124.6
Accretion of asset retirement obligations	1.8	1.3	1.4	–	.1	.2	.2	5.0
Exploration expenses
Dry holes	33.1	(.1)	–	–	17.5	.1	–	50.6
Geological and geophysical	3.9	1.2	–	–	3.0	.7	–	8.8
Other	3.2	1.6	.3	–	–	.2	–	5.3

	40.2	2.7	.3	–	20.5	1.0	–	64.7
Undeveloped lease amortization	6.4	1.2	–	–	–	–	–	7.6

Total exploration expenses	46.6	3.9	.3	–	20.5	1.0	–	72.3

Selling and general expenses	10.1	5.7	1.5	.3	2.4	4.3	.3	24.6
Income tax provisions	45.4	41.9	20.1	4.5	15.4	.3	9.3	136.9

Results of operations (excluding corporate overhead and interest)	$84.2	92.4	29.6	6.7	6.6	(4.2)	25.7	241.0

Six Months Ended June 30, 2003*
Oil and gas sales and other revenues	$100.6	175.1	149.6	16.1	–	2.3	46.9	490.6
Production expenses	16.7	17.2	20.8	7.0	–	–	29.3	91.0
Depreciation, depletion and amortization	17.5	45.3	18.0	2.6	.5	.1	4.3	88.3
Accretion of asset retirement obligations	1.6	1.2	1.7	–	.1	.2	.2	5.0
Exploration expenses
Dry holes	19.4	–	–	–	–	(.1)	–	19.3
Geological and geophysical	5.8	.2	–	–	7.5	–	–	13.5
Other	2.3	.4	.4	–	.5	.1	–	3.7

	27.5	.6	.4	–	8.0	–	–	36.5
Undeveloped lease amortization	5.4	1.6	–	–	–	–	–	7.0

Total exploration expenses	32.9	2.2	.4	–	8.0	–	–	43.5

Selling and general expenses	7.9	4.9	1.6	.2	2.2	3.2	.3	20.3
Income tax provisions	8.4	33.1	40.6	–	–	.2	4.2	86.5

Results of operations (excluding corporate overhead and interest)	$15.6	71.2	66.5	6.3	(10.8)	(1.4)	8.6	156.0

*Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003*	2004	2003*
Revenues	$2,095,767	1,223,389	3,743,839	2,481,558

Costs and expenses
Crude oil and product purchases	1,507,177	839,739	2,674,442	1,744,432
Operating expenses	180,026	151,599	348,436	294,495
Exploration expenses	23,209	28,048	72,358	43,447
Selling and general expenses	33,194	27,189	63,875	56,122
Depreciation, depletion and amortization	82,714	59,125	162,910	116,301
Accretion of asset retirement obligations	2,467	2,490	4,974	4,961
Interest expense	14,179	14,272	28,467	28,233
Interest capitalized	(4,814)	(10,112)	(9,066)	(19,648)

	1,838,152	1,112,350	3,346,396	2,268,343

Income from continuing operations before income taxes	257,615	111,039	397,443	213,215
Income tax expense	89,480	38,684	148,612	58,003

Income from continuing operations	168,135	72,355	248,831	155,212
Discontinued operations, net of tax	181,738	7,331	199,281	18,579

Income before cumulative effect of change in accounting principle	349,873	79,686	448,112	173,791
Cumulative effect of change in accounting principle	–	–	–	(6,993)

Net income	$349,873	79,686	448,112	166,798

Per Common share – Basic
Continuing operations	$1.82	.79	2.70	1.69
Discontinued operations	1.98	.08	2.17	.21
Cumulative effect of change in accounting principle	–	–	–	(.08)

Net income	$3.80	.87	4.87	1.82

Per Common share – Diluted
Continuing operations	$1.80	.78	2.67	1.68
Discontinued operations	1.95	.08	2.14	.20
Cumulative effect of change in accounting principle	–	–	–	(.08)

Net income	$3.75	.86	4.81	1.80

Cash dividends per Common share	$.20	.20	.40	.40

Average Common shares outstanding (thousands)
Basic	91,995	91,817	91,958	91,776
Diluted	93,341	92,503	93,253	92,465

*Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003*	2004	2003*
Operating Activities
Income from continuing operations	$168,135	72,355	248,831	155,212
Adjustments to reconcile income from continuing operations to net cash provided by operating activities
Depreciation, depletion and amortization	82,714	59,125	162,910	116,301
Provisions for major repairs	7,565	9,420	15,177	15,830
Expenditures for major repairs and asset retirement obligations	(1,955)	(22,499)	(8,313)	(26,193)
Dry holes	8,492	16,429	50,596	19,365
Amortization of undeveloped leases	3,701	3,628	7,608	6,970
Accretion of asset retirement obligations	2,467	2,490	4,974	4,961
Deferred and noncurrent income tax charges	38,903	22,641	47,690	5,640
Pretax gains from disposition of assets	(1,595)	(49,274)	(30,800)	(49,298)
Net (increase) decrease in operating working capital other than cash and cash equivalents	(77,091)	(28,402)	(1,848)	6,107
Other	(2,144)	233	(1,941)	(5,672)

Net cash provided by continuing operations	229,192	86,146	494,884	249,223
Net cash provided by discontinued operations	20,089	40,440	60,272	89,909

Net cash provided by operating activities	249,281	126,586	555,156	339,132

Investing Activities
Property additions and dry holes	(202,632)	(259,250)	(398,148)	(417,350)
Proceeds from sale of assets	3,531	61,029	40,671	69,035
Other – net	(409)	50	(1,302)	80
Investing activities of discontinued operations:
Sales proceeds	582,675	–	582,675	–
Other	2,308	(10,704)	(13,529)	(35,885)

Net cash provided by (required by) investing activities	385,473	(208,875)	210,367	(384,120)

Financing Activities
Increase (decrease) in notes payable	32,985	107,464	(27,549)	149,488
Decrease in nonrecourse debt of a subsidiary	(13,020)	(15,396)	(20,899)	(24,452)
Proceeds from exercise of stock options and employee stock purchase plans	961	1,405	1,887	2,348
Cash dividends paid	(18,401)	(18,365)	(36,795)	(36,718)
Other	–	–	–	(72)

Net cash provided by (used in) financing activities	2,525	75,108	(83,356)	90,594

Effect of exchange rate changes on cash and cash equivalents	12,344	10,560	12,417	9,705

Net increase in cash and cash equivalents	649,623	3,379	694,584	55,311
Cash and cash equivalents at January 1	297,386	216,889	252,425	164,957

Cash and cash equivalents at June 30	$947,009	220,268	947,009	220,268

*Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2003)

(Millions of dollars)

			June 30, 2004	Dec. 31, 2003
Working capital			$876.2	228.5
Total assets			5,301.4	4,712.6
Long-term debt
Notes payable			1,032.8	1,061.4
Nonrecourse debt			14.0	28.9
Stockholders’ equity			2,350.6	1,950.9

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003[1]	2004	2003[1]
Capital expenditures – continuing operations
Exploration and production
United States	$51.1	106.2	110.5	156.8
Canada	43.5	43.9	98.0	74.2
Malaysia	72.6	40.4	117.9	63.6
Other	9.2	17.4	14.3	29.9

	176.4	207.9	340.7	324.5

Refining and marketing
North America	35.5	57.7	67.8	105.1
International	1.5	1.3	3.3	4.3

	37.0	59.0	71.1	109.4

Corporate	.3	.4	.6	.6

Total capital expenditures	213.7	267.3	412.4	434.5

Charged to exploration expenses[2]
United States	9.9	20.5	40.2	27.5
Canada	1.8	.2	2.7	.6
Malaysia	7.0	3.6	20.5	8.0
Other international	.8	.2	1.3	.4

Total charged to exploration expenses	19.5	24.5	64.7	36.5

Total capitalized	$194.2	242.8	347.7	398.0

[1]Reclassified to conform to current presentation.

[2]Excludes amortization of undeveloped leases of	3.7	3.6	7.6	7.0

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003[1]	2004	2003[1]
Net crude oil, condensate and gas liquids produced – barrels per day	102,384	82,488	102,408	78,740
Continuing operations	97,375	75,624	96,255	71,722
Crude oil and condensate
United States	23,012	3,812	20,810	3,510
Canada – light	198	931	213	929
– heavy	4,654	4,036	4,518	3,987
– offshore	27,911	30,743	28,396	29,276
– synthetic	11,353	10,431	11,940	9,890
United Kingdom	11,614	16,712	11,593	17,476
Ecuador	7,731	3,094	7,768	3,231
Malaysia	9,591	4,875	10,006	2,451
Natural gas liquids
United States	218	207	158	144
Canada	482	623	493	653
United Kingdom	611	160	360	175
Discontinued operations	5,009	6,864	6,153	7,018

Net crude oil, condensate and gas liquids sold – barrels per day	104,828	74,316	103,153	76,262
Continuing operations	99,819	67,452	97,000	69,244
Crude oil and condensate
United States	23,012	3,842	20,810	3,510
Canada – light	198	931	213	929
– heavy	4,654	4,036	4,518	3,987
– offshore	28,687	27,926	29,587	28,861
– synthetic	11,353	10,431	11,940	9,890
United Kingdom	12,534	16,605	12,053	17,524
Ecuador	5,782	2,685	6,703	3,583
Malaysia	12,569	–	10,307	–
Natural gas liquids
United States	218	207	158	144
Canada	482	623	493	653
United Kingdom	330	166	218	163
Discontinued operations	5,009	6,864	6,153	7,018

Net natural gas sold – thousands of cubic feet per day	160,747	231,057	186,651	229,619
Continuing operations	123,025	111,992	123,593	113,851
United States	103,673	83,553	101,094	80,771
Canada	14,637	20,798	14,601	23,452
United Kingdom	4,715	7,641	7,898	9,628
Discontinued operations	37,722	119,065	63,058	115,768

Total net hydrocarbons produced – equivalent barrels per day[2]	129,175	120,998	133,517	117,010

Total net hydrocarbons sold – equivalent barrels per day[2]	131,619	112,826	134,262	114,532

1Reclassified to conform to current presentation.

2Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003		2004	2003
Weighted average sales prices
Crude oil and condensate – dollars per barrel (1)
United States	$33.60	24.69	(3)	32.78	24.73	(3)
Canada (2) – light	36.08	27.66		34.77	28.60
– heavy	20.08	12.64	(3)	18.41	12.52	(3)
– offshore	35.13	24.80	(3)	33.28	26.50	(3)
– synthetic	37.65	26.67	(3)	36.03	26.18	(3)
United Kingdom	34.53	26.46		33.13	29.60
Ecuador	25.97	19.68		24.67	24.79
Malaysia	38.21	–		36.88	–
Natural gas liquids – dollars per barrel (1)
United States	$26.59	23.15		26.83	23.88
Canada (2)	27.54	22.05		27.99	24.54
United Kingdom	26.72	18.61		26.51	23.09
Natural gas – dollars a thousand cubic feet
United States (1)	$6.33	5.26	(3)	6.15	5.76	(3)
Canada (2)	5.43	5.08	(3)	5.36	4.98	(3)
United Kingdom (2)	3.09	3.18		4.24	3.38

Refinery inputs – barrels per day	181,700	137,749		176,375	149,280
North America	142,773	103,017		138,985	113,838
United Kingdom	38,927	34,732		37,390	35,442

Petroleum products sold – barrels per day	347,972	274,034		324,841	251,276
North America	308,412	237,809		287,517	216,866
Gasoline	218,724	166,603		201,098	148,646
Kerosine	578	5,540		4,443	6,747
Diesel and home heating oils	65,903	44,759		62,213	41,242
Residuals	12,501	12,784		12,789	13,598
Asphalt, LPG and other	10,706	8,123		6,974	6,633
United Kingdom	39,560	36,225		37,324	34,410
Gasoline	13,027	11,478		12,750	10,744
Kerosine	1,787	2,890		2,541	2,718
Diesel and home heating oils	16,058	14,483		14,501	13,834
Residuals	4,718	3,109		4,430	3,806
LPG and other	3,970	4,265		3,102	3,308

(1)	Includes intracompany transfers at market prices.

(2)	U.S. dollar equivalent.

(3)	Includes the effect of the Company's 2003 hedging program.